 Exhibit 5.1

[LETTERHEAD OF SEYFARTH SHAW LLP]

October 15, 2020

ClearOne, Inc.

5225 Wiley Post Way

Suite 500

Salt Lake City, UT 84116

Re:              Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to ClearOne, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-1 filed with the Securities and Exchange Commission (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of up to 1,058,025 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) that may be sold or delivered by the parties listed as selling stockholders in the Registration Statement (the “Selling Stockholder”), which shares of Common Stock consist of 1,058,025 shares of Common Stock (the “Shares”) issuable by the Company upon the exercise of issued and outstanding warrants (the “Warrants”) currently held by the Selling Stockholders. The Shares, after exercise of the Warrants in accordance with the terms thereof, may each be sold or delivered, from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus, and pursuant to Rule 415 under the Securities Act.

In our capacity as counsel to the Company and for purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(i)	the Certificate of Incorporation of the Company, as in effect on the date hereof (the “Charter”);
(ii)	the Bylaws of the Company, as in effect on the date hereof (the “By-Laws”);
(iii)	The Warrants by and between the Company and the Selling Stockholders as in effect on the date hereof, including all such amendments, supplements and waivers thereto;
(iv)	the Registration Statement and all exhibits thereto;
(v)	the corporate proceedings of the Company with respect to the authorization of the issuance of the Warrants and Shares; and
(vi)

such other corporate records, documents and other instruments as we have deemed necessary or appropriate to express the opinions set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

The scope of this opinion is limited to the laws of the State of Delaware, including without limitation applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.  This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We have assumed that, at or prior to the time of the issuance and delivery of any Shares, that there will not have occurred any change in law, change in the Warrants or the Company’s Charter, or further action by the Company’s board of directors, in each case affecting the validity of the issuance of the Shares.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares, when issued after exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the heading "Legal Matters" in the Registration Statement, the prospectus constituting a part thereof and any amendments or supplements thereto, as incorporated by reference in the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

This opinion is intended solely for use in connection with the issuance and sale of the Shares that are the subject of the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,
/s/ SEYFARTH SHAW LLP